EXHIBIT 99.5

ENGINEERED PRODUCTS ACQUISITION LIMITED

UNAUDITED CONDENSED FINANCIAL STATEMENTS

For the Six Months Ended June 29, 2014 and June 30, 2013

ENGINEERED PRODUCTS ACQUISITION LIMITED

BALANCE SHEETS

As of June 29, 2014 and June 30, 2013

(Unaudited)

	June 29, 2014	June 30, 2013

CURRENT ASSETS
Cash and cash equivalents	$676,210	$1,092,226
Accounts receivable, net	10,043,586	10,898,041
Inventories, net	6,956,945	6,326,147
Other current assets	1,621,024	1,382,047
Total Current Assets	19,297,765	19,698,461

PROPERTY AND EQUIPMENT	4,201,437	2,782,339

OTHER ASSETS
Intangible assets	2,575,812	2,307,611
Total Other Assets	2,575,812	2,307,611

TOTAL ASSETS	$26,075,014	$24,788,411

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Line of credit	$8,484,897	$9,658,794
Current maturities of long-term debt	115,821	—
Current maturities of capital lease obligations	86,443	—
Accounts payable	5,550,988	6,078,683
Accrued expenses	2,631,634	1,993,238
Due to related parties	—	419,622
Total Current Liabilities	16,869,783	18,150,337

LONG-TERM LIABILITIES
Long-term debt	424,675	—
Capital lease obligations	291,745	—
Long-term debt to related parties	1,388,473	1,243,901
Other long-term liabilities	773,467	722,574
Total Long-Term Liabilities	2,878,360	1,966,475
Total Liabilities	19,748,143	20,116,812

STOCKHOLDERS' EQUITY
Common Stock	151	151
Retained Earnings	5,631,319	4,593,693
Accumulated Other Comprehensive Income	695,401	77,755
Total Stockholders' Equity	6,326,871	4,671,599

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$26,075,014	$24,788,411

See accompanying notes to financial statements

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ENGINEERED PRODUCTS ACQUISITION LIMITED

STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

For the Six Months Ended June 29, 2014 and June 30, 2013

(Unaudited)

	June 29, 2014	June 30, 2013
		(see Note 1)

NET SALES	$23,503,795	$17,630,876

COST OF GOODS SOLD	19,801,084	15,219,517

Gross Profit	3,702,711	2,411,359

OPERATING EXPENSES	3,259,790	1,870,515

Operating Income	442,921	540,844

OTHER INCOME (EXPENSE)
Interest and other debt related expense	(292,549)	(123,434)
Gain on bargain purchase	—	4,646,045
Other income	79,594	(50,984)
Net Other Expense	(212,955)	4,471,627

INCOME BEFORE TAX PROVISION	229,966	5,012,471

TAX PROVISION	48,728	120,309

NET INCOME	$181,238	$4,892,162

See accompanying notes to financial statements

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ENGINEERED PRODUCTS ACQUISITION LIMITED

STATEMENTS OF CASH FLOWS

For the Six Months Ended June 29, 2014 and June 30, 2013

(Unaudited)

	June 29, 2014	June 30, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$181,238	$4,892,162
Adjustments to reconcile net income to net cash flows from operating activities
Depreciation	364,825	206,491
Gain on bargain purchase	—	(4,646,045)
Changes in assets and liabilities
Accounts receivable	(1,447,802)	(1,716,260)
Inventories	15,745	614,622
Other current assets	(192,034)	(104,091)
Accounts payable	667,488	521,317
Accrued expenses	445,350	(136,197)
Other long-term liabilities	3,905	19,683
Net Cash Flows from Operating Activities	38,715	(348,318)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(875,107)	(418,526)
Purchase of Wardle Storeys less cash acquired	—	(255,716)
Net Cash Flows from Investing Activities	(875,107)	(674,242)

CASH FLOWS FROM FINANCING ACTIVITIES
Net payments on line of credit	317,881	1,158,675
Proceeds from issuance of long-term debt	567,450	—
Payments on capital lease obligations	(14,394)	—
Note payable to related party	—	931,371
Net Cash Flows from Financing Activities	870,937	2,090,046

Net Change in Cash and Cash Equivalents	34,545	1,067,486
CASH AND CASH EQUIVALENTS - Beginning of Year	622,496	19,715
Effects of currency translation on cash and cash equivalents	19,169	5,025

CASH AND CASH EQUIVALENTS - END OF YEAR	$676,210	$1,092,226

For noncash transactions and supplemental disclosure of cash flow information see Note 2.

See accompanying notes to financial statements

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ENGINEERED PRODUCTS ACQUISITION LIMITED

NOTES TO FINANCIAL STATEMENTS
As of and for the Six Months Ended June 29, 2014 and June 30, 2013

NOTE 1 – Basis of Presentation

The interim Condensed Financial Statements of Engineered Products Acquisition Limited (the “Company”) are unaudited and should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2013. The Company is incorporated in the United Kingdom and uses the British Pound as its functional currency. The amounts reflected in the financial statements have been translated into United States Dollars as of the reporting date. The financial statements have been prepared in accordance with US GAAP.

In the opinion of the Company, all adjustments necessary for a fair presentation of such Condensed Financial Statements have been included. Such adjustments consist only of normal recurring items. Interim results are not necessarily indicative of results for a full year. The interim Condensed Financial Statements and notes thereto do not contain certain information included in the Company’s annual Financial Statements and notes thereto.

Engineered Products Acquisition Limited acquired 100% of the common stock Wardle Storeys (Group) Limited on March 4, 2013 using acquisition accounting. The purchase price was £2,910,000 or approximately $4,381,000. Included in the statement of operations for the six months ended June 30, 2013 is the operating results of Wardle Storeys (Group) Limited for the period March 4, 2013 to June 30, 2013 or approximately four months of Wardle Storeys (Group)’s operating results. Whereas, in the results for the six months ended June 29, 2014 there is a full six month of their operating results. As required by acquisition accounting, the assets acquired and the liabilities assumed were adjusted to their fair value. Since the fair value of the net assets were greater than the purchase price, current accounting standards required the Company to record the difference of $4,646,045 as a gain which is shown as gain on bargain purchase in the Statement of Comprehensive Income for the six months ended June 30, 2013.

NOTE 2 – Inventories

Inventories consist of the following as of June 29, 2014 and June 30, 2013:

	June 29, 2014	June 30, 2013

Raw Materials	$2,345,596	$2,428,183
Work-in Process	2,485,711	2,455,180
Finished Goods	2,787,205	1,864,083
	7,618,512	6,747,446
Less: Allowance for inventory obsolescence	(661,567)	(421,299)

Total Inventories	$6,956,945	$6,326,147

NOTE 3 – Operating Expenses

Subsequent to the acquisition by EPAL, Wardle Storeys (Group) initiated a study of its manufacturing staffing requirements. As a result of this study, Wardle Storeys reduced its staffing and recorded a one time charge for the redundancy and other associated costs as statutorily required in the United Kingdom. This charge, in the amount of $459 ,809, is included in operating expenses for the six months ended as of June 29, 2014 . The annualized compensation and other payroll costs associated with these employees were approximately $750,000.

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ENGINEERED PRODUCTS ACQUISITION LIMITED

NOTES TO FINANCIAL STATEMENTS
As of and for the Six Months Ended June 29, 2014 and June 30, 2013

NOTE 4 – Subsequent Event

On November 10, 2014, the Company was acquired by Invisa, Inc. (“Invisa”) in a stock transaction that included the acquisition of Uniroyal Engineered Products, LLC (”UEP”) United States manufacturer of textured coatings and polymer films.

Invisa purchased the Company for 100 shares of Invisa’s common stock and Invisa’s guaranty of outstanding EPAL preferred stock retained by the seller having a liquidation preference of £12,518,240 (approximately $20 million). Management of the acquired entities was not altered in the acquisition. Invisa made the acquisitions of UEP through its newly formed subsidiary, UEP Holdings, LLC (“UEPH”). The aggregate purchase consideration paid for 100% of the outstanding equity of Uniroyal was preferred ownership interests issued by UEPH having an aggregate face value of $35 million.

As explained in the Initial 8-K Mr. Howard R. Curd beneficially owned all of Invisa’s outstanding shares of Series A preferred stock and Series B preferred stock; a substantial portion of Invisa’s outstanding Series C Preferred; and approximately 6.8 million shares of Invisa common stock. As a result of this beneficial ownership, Mr. Curd controls in excess of 80% of Invisa voting rights in all matters to come before the Invisa shareholders. Mr. Curd also owned all of the issued and outstanding capital stock of EPAL and a majority of the limited liability company interests of the Company and was a controlling person of the Company and Wardle Storeys before the acquisitions. As a result of this common ownership and as required by current accounting pronouncements, the transaction is treated as a combination between entities under common control and is accounted for in a manner similar to the pooling-of-interest method. The recognized assets and liabilities are transferred at their carrying amounts at the date of the transaction. Further, the companies will be combined retrospectively for prior year comparative information to the extent permitted.

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